Exhibit 32.1

CERTIFICATION1

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Reynolds C. Bish, the Chief Executive Officer of Captiva Software Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1.            The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.            The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Date: November 12, 2003

/s/ REYNOLDS C. BISH

Reynolds C. Bish Chief Executive Officer

1 This Certification accompanies the Report in accordance with § 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Form 10-Q), irrespective of any general incorporation language contained in such filing.